As filed with the Securities and Exchange Commission on November 19, 2003
                                                   Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                FORM S-8
                           REGISTRATION STATEMENT
                                 UNDER
                         THE SECURITIES ACT OF 1933

                        Thomasville Bancshares, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Georgia                                  58-2175800
         ----------------                          ----------------
  (State or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)                       Number)

                301 North Broad Street, Thomasville, Georgia 31792
              ------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)

              Thomasville Bancshares, Inc. 401(k) Profit Sharing Plan
              -------------------------------------------------------
                            (Full Title of the Plan)

              Stephen H. Cheney, President and Chief Executive Officer
                          Thomasville Bancshares, Inc.
                             301 North Broad Street
                           Thomasville, Georgia 31792
                               (229) 226-3300
              ------------------------------------------------------
                   (Name, address, telephone number, including
                         area code, of agent for service)

                            ______________________

                             Copies Requested to:
                           Robert C. Schwartz, Esq.
                        Smith, Gambrell & Russell, LLP
                   1230 Peachtree Street, N.E., Suite 3100
                           Atlanta, Georgia  30309
                              (404) 815-3758
                            ______________________

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                                       Proposed
                                           Proposed     Maximum
                                           Maximum     Aggregate     Amount of
Title of Securities      Amount to be    Offer Price    Offering    Registration
to be Registered(1)       Registered     Per Share(2)   Price(2)        Fee
-------------------      ------------    ------------   --------       ------

Common stock, $1.00        10,000          $23.00       $230,000       $18.61
par value per share        shares
and interests of
participants in the
Plan

-------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Thomasville Bancshares, Inc. 401(k) Profit Sharing Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the most recent closing price of the common stock in the over-the-counter pink sheets as of November 17, 2003.
===============================================================================



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------  ----------------------------------------

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Thomasville Bancshares, Inc. (the "Company") or the Company's 401(k) Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

   1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;
   2. The Plan's Annual Report on Form 11-K for its fiscal year ended December 31, 2002;
   3. The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003; and
   4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 filed with the Commission on July 6, 1998.


ITEM 4.  DESCRIPTION OF SECURITIES.
-------  --------------------------

     No response is required to this item.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

     No response is required to this item.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.
-------  ------------------------------------------

     As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

     Article VI of the Company's By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

     The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

     The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

     No response to this item is required.


ITEM 8.  EXHIBITS.
-------  ---------

     The following exhibits are filed with or incorporated by reference in this Registration Statement:

     EXHIBIT
      NUMBER                   DESCRIPTION OF EXHIBIT
      ------                   ----------------------
      * 4.1 Articles of Incorporation of Thomasville Bancshares, Inc., as amended.

      * 4.2     Bylaws of Thomasville Bancshares, Inc.

        4.3     Thomasville Bancshares, Inc. 401(k) Profit Sharing Plan.

        4.4     Standardized Adoption Agreement.

     ** 5.1     Opinion Letter of Internal Revenue Service.

       23.1     Consent of Francis and  Company, CPAs.

       23.2     Consent of Francis and  Company, CPAs.

       24.1     Powers of Attorney (contained on the signature page hereof).

      * Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration No. 33-91536).

     ** The Internal Revenue Service letter filed as Exhibit 5.1 states that the Plan is qualified under Section 401 of the Internal Revenue Code. The Registrant is entitled to rely on that Opinion Letter because the Plan is in the form of a standardized prototype. Rev. Proc. 2000-20, 2000-6 I.R.B. 553.


ITEM 9.  UNDERTAKINGS.
-------  -------------

     The undersigned Registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

    (ii) For determining liability under the Securities Act of 1933, as amended, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

   (iii) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 17th day of November, 2003.

                                         Thomasville Bancshares, Inc.

                                         By:  /s/ Stephen H. Cheney
                                              ------------------------------
                                              Stephen H. Cheney
                                              President and Chief Executive
                                              Officer
                                              (principal executive, financial
                                              and accounting officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen H. Cheney and Charles H. Hodges, III and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities
Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                     Title                        Date

/s/ Stephen H. Cheney         President, Chief Executive       October 24, 2003
    ----------------------    Officer and Director
    Stephen H. Cheney

/s/ Charles H. Hodges, III    Executive Vice                   October 24, 2003
    ----------------------    President and Director
    Charles H. Hodges, III

/s/ Charles A. Balfour        Director                         October 24, 2003
    ----------------------
    Charles A. Balfour

/s/ David A. Cone             Director                         October 24, 2003
    ----------------------
    David A. Cone

/s/ Charles E. Hancock, M.D.  Director                         October 24, 2003
    ----------------------
    Charles E. Hancock, M.D.

/s/ Harold L. Jackson         Director                         October 24, 2003
    ----------------------
    Harold L. Jackson

/s/ David O. Lewis            Director                         October 24, 2003
    ----------------------
    David O. Lewis

/s/ Charles W. McKinnon, Jr.  Director                         October 24, 2003
    ------------------------
    Charles W. McKinnon, Jr.

/s/ Randall L. Moore          Director                         October 24, 2003
    ----------------------
    Randall L. Moore

/s/ Diane W. Parker           Director                         October 24, 2003
    ----------------------
    Diane W. Parker

/s/ Cochran A. Scott, Jr.     Director                         October 24, 2003
    ----------------------
    Cochran A. Scott, Jr.

/s/ Richard L. Singletary, Jr.  Director                       October 24, 2003
    --------------------------
    Richard L. Singletary, Jr.


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 17th day of November, 2003.


                                    Thomasville Bancshares, Inc. 401(k) Profit
                                    Sharing Plan

                                    By:  /s/ Stephen H. Cheney
                                         -------------------------------------
                                         Stephen H. Cheney
                                         President and Chief Executive Officer
                                         of Thomasville Bancshares, Inc.
                                         (Administrator of the Plan)



                              EXHIBIT INDEX
                              -------------

           Exhibit
           Number                             Description of Exhibit
           -------                            ----------------------
          *  4.1        Articles of Incorporation of Thomasville Bancshares,
                        Inc., as amended.

          *  4.2        Bylaws of Thomasville Bancshares, Inc.

             4.3        Thomasville Bancshares, Inc. 401(k) Profit Sharing Plan.

             4.4        Standardized Adoption Agreement.

         **  5.1        Opinion Letter of Internal Revenue Service.

            23.1        Consent of Francis and  Company, CPAs.

            23.2        Consent of Francis and  Company, CPAs.

            24.1 Powers of Attorney (contained on the signature page hereof).

    * Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration No. 33-91536).

   ** The Internal Revenue Service letter filed as Exhibit 5.1 states that the Plan is qualified under Section 401 of the Internal Revenue Code. The Registrant is entitled to rely on that Opinion Letter because the Plan is in the form of a standardized prototype. Rev. Proc. 2000-20, 2000-6 I.R.B. 553.